UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 7, 2022

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5770 Armada Drive, Carlsbad, CA 92008
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SPNE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
New Real Estate Lease
SeaSpine Holdings Corporation’s (“SeaSpine,” the “Company,” or “our”) subsidiary, Isotis Orthobiologics, Inc. (“IsoTis”), leases an industrial and office building of approximately 70,000 square feet located at 2 Goodyear, Irvine, California 92618 (the “Irvine Facility”), from which most of the Company’s orthobiologics products are manufactured and all are distributed.
On June 7, 2022, in connection with the expiration of the existing lease for the Irvine Facility, IsoTis and Monarch RRC Properties, LP, as landlord, entered into a 10-year lease (dated June 1, 2022 for reference purposes only) for the Irvine Facility, which IsoTis has the option to extend for up to six additional years, in the form of two three-year extensions. The term of the lease commences on May 1, 2023 and ends April 1, 2033. Base rent will be $94,500 per month from May 1, 2023 through April 30, 2024, subject to an annual increase of 3.5%, and IsoTis will reimburse the landlord $23,000 per month for property taxes, property insurance and common area maintenance. IsoTis will receive a tenant improvement allowance of $600,000 paid in the form of $60,000 per year.
The foregoing description of the lease is qualified in its entirety by reference to the copy of the lease, which the Company expects to file as an exhibit to its quarterly report on Form 10-Q for the quarter ended June 30, 2022.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

Date:	June 10, 2022	By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Senior Vice President, General Counsel